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                                                                       EXHIBIT 4

                                POWER OF ATTORNEY

             Know all by these presents, that each of the undersigned hereby constitutes and appoints Barry E. Johnson, with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

             (1) execute for and on behalf of the undersigned, in the undersigned's capacity as a managing member of TC Equity Partners, L.L.C. and TC Management Partners, LLC, any periodic report or other disclosure document required under Section 13 of the Securities Exchange Act of 1934 and the rules thereunder, including with limitation, Schedules 13G and 13D (any such report or document being referred to herein as a "Section 13 Document");

             (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such
Section 13 Document and timely file such Section 13 Document with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

             (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, and in the best interest of, or legally required by, the undersigned.

             The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 13 of the Securities Exchange Act of 1934.

             This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file any Section 13 Document with respect to the undersigned's holdings of and transactions in securities issued by ePlus, Inc., unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

             IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 15th day of July, 2001.

                                           /s/ Frederick W. Malek
                                  --------------------------------------
                                              Frederick W. Malek

                                          /s/ Carl J. Rickertsen
                                  --------------------------------------
                                             Carl J. Rickertsen

                                            /s/ Paul G. Stern
                                  --------------------------------------
                                             Paul G. Stern